Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com









FOR FURTHER INFORMATION:
AT THE COMPANY:                                 INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                            (208) 241-3704 Voice
(702) 794-9442 Fax                              (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                   Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

                   RIVIERA REPORTS SECOND QUARTER 2002 RESULTS

         LAS VEGAS, NV - July 30, 2002 -- Riviera  Holdings  Corporation  (AMEX:
RIV) today reported financial results for the second quarter of 2002. Net revenues for the quarter were $49.9 million, down 9.1 percent from net revenues of $54.8 million in the second quarter of 2001. Income from operations for the quarter was $5.7 million, down $571,000 from the second quarter of 2001. EBITDA (Earnings Before Interest, income Taxes, Depreciation, Amortization and other income and expense, net) for the quarter was $10.2 million, down 3.8 percent from EBITDA of $10.6 million in the second quarter of 2001. The net loss was ($1.1 million) or ($0.32) cents per share compared with a net loss of ($70,000) or ($0.02) cents per share in the second quarter of 2001.

         For the first six months of 2002, net revenues were $96.4 million, down
10.0 percent from net revenues of $107.0 million in the first half of 2001. Income from operations for the first half of 2002 was $9.4 million, down $2.3 million from the first half of 2001. EBITDA for the first half of 2002 was $18.3 million, down 9.5 percent from EBITDA of $20.3 million in the first half of 2001. The net loss was ($3.9 million) or ($1.14) per share compared with a net loss of ($728,000) or ($0.20) cents per share in the first half of 2001.

Second Quarter 2002 Highlights

- Global refinancing by issuance of $215 million in 11 percent Senior Secured Notes due June 2010
- Established $30 million revolver for liquidity and funding of new venues
- Riviera Black Hawk contributed $3.7 million in EBITDA, an increase of $930,000 or 33.0 percent from the second quarter of 2001
- Riviera Las Vegas EBITDA decreased $1.3 million or 17.2 percent to $6.4 million due to the continued economic impact of September 11 and the stock market
- Riviera Las Vegas occupancy was above 95.8 percent, ADR (Average Daily Rate) decreased $5.32 to $56.70

Riviera Las Vegas

         Bob Vannucci, President of Riviera Las Vegas, said, "Second quarter net revenues were $37.2 million for Riviera Las Vegas, down $5.6 million or 13.1 percent from the second quarter of last year. For the quarter, the average daily rate decreased $5.32 to $56.70 and occupancy decreased 2.7 points to 95.8 percent. While hotel occupancy is close to prior year levels, ADR remained 8.6 percent below the comparable period last year. Slot machine coin-in or volume decreased 4.8 percent for the quarter while slot win decreased 7.7 percent. For the quarter, our margins were 17.2 percent compared to 18.1 percent in the same quarter of 2001. We continue to be aggressive with our marketing expenditures to increase demand and we expect to grow our customer incentive programs throughout the rest of the year and into 2003.

         "While our Las Vegas operations continue to be pressured by the economy and competitor actions, they have improved each quarter since September 11, 2001. Our fourth quarter 2001 EBITDA was down 54.6 percent compared to same period prior year. First quarter 2002 EBITDA was down 26.9 percent versus prior year, while second quarter 2002 EBITDA was down 17.2 percent. Hotel occupancy, compared to the prior year, was down 8.4 points to 87.9 percent in the first quarter, but improved to 95.8 percent in the second quarter, which is down only
2.7 points from the second quarter or 2001. Slot coin in the first quarter of 2002 was down 13.8 percent compared to same quarter in the prior year, while second quarter coin-in was down only 4.8 percent versus same period last year.

         "Our marketing efforts to boost gaming activities have resulted in increased visitations from our loyal slot customer base. Additionally, marketing efforts targeting customers in the western United States have helped to stabilize our occupancy. Call volumes, booking patterns and occupancy, which were normalizing, started to soften late in the quarter. Competitive pressures from high-end properties continue to depress room rates. Citywide convention attendance and room bookings continue to lag behind prior years. However, we have replaced much of that business with lower rated in-house conventions, increased business from tour operators and loyal gaming customers," said Mr. Vannucci.

Riviera Black Hawk

         Second  quarter  2002 net  revenues  for Riviera  Black Hawk were $12.6 million, an increase of $637,000 or 5.3 percent over second quarter 2001 revenues. Second quarter EBITDA was $3.75 million, up $930,000 or 33.0 percent higher than last year's second quarter. EBITDA margin for the second quarter increased to 29.7 percent.

         Ron Johnson, President of Riviera Black Hawk, said, "Our record quarter represents a great accomplishment for our entire team in Black Hawk. They have done a remarkable job in a very competitive environment, guided by a focused management team. We continue to offer a variety of player incentives, gaming products, food offerings and entertainment options that we have been able to successfully coordinate into an effective marketing plan that has had a positive impact on profitability.

         "It is also encouraging to note that gaming revenues in the Black Hawk market grew by a healthy 12.5 percent in the second quarter of 2002 compared to the second quarter of 2001. The market continues to grow at an impressive rate because casinos such as ours are constantly introducing a greater variety of entertainment options to help expand the customer base," said Mr. Johnson.

Consolidated Operations and New Venues

         William L. Westerman, Chairman of the Board and CEO, said, "We believe that the refinancing of our debt is a major step in strengthening our capital structure and allowing us to go forward with projects in Missouri and New Mexico. The business world's challenges during the last few months validate our decision to refinance at this time. The new debt structure, including the $30 million revolver, allows us flexibility and should reduce our overall cash interest expense. We can now operate more efficiently with the credit facility in place, allowing us to draw the funds when necessary.

         "We are encouraged by the fact that the decline in EBITDA from the prior year's quarter decreased from 16 percent in the first quarter of 2002 to 4 percent in the second quarter of 2002. In Las Vegas, occupancy is returning to normal levels, although midweek room rates and occupancy are still showing some softness. Black Hawk's continued successful EBITDA margins and return on investment motivate us to accelerate our diversification efforts.

         "Our diversification efforts are in full swing with the recent endorsement by Jefferson County, Missouri for a casino/hotel development project located approximately 22 miles south of downtown St. Louis. We are in the process of filing a formal application with the Missouri Gaming Commission and have executed contracts for the studies required to be included in the application. However, we have been informed that the site selection process will not begin until late summer or early fall. Assuming we get approval from the state regulators, construction work should start in early 2003, with a completion date in late 2004 or early 2005.

         "This has been a difficult six months for our Las Vegas property and we expect the remainder of 2002 and even 2003 to be challenging for all Las Vegas operators. However, the trend is going in the right direction as we are seeing slow, yet steady improvement in the Las Vegas market," said Mr. Westerman.

Safe Harbor Statement:
         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties including expansion timetables, hotel and casino market conditions, financing requirements, regulatory approvals and other risks detailed from time to time in the Company's SEC reports, including the Report on Form 10-K for December 31, 2001 and Forms 10Q and 8K filed during 2002. Actual results may differ.

About Riviera Holdings:
         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

                                --Tables Follow--


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



Riviera Holdings Corporation
Financial Summary
Periods Ended June 30                     Three Months Ended June 30,                      Six Months Ended June 30,
                                          ---------------------------                      -------------------------
           ($ in 000s)              2002        2001        Var       %Var         2002         2001         Var        %Var
                                    -----       -----       ---       ----         -----        -----        ---        ----
Net Revenues:
Riviera Las Vegas                      37,227      42,838   (5,611)     -13.1%        71,936       84,068    (12,132)     -14.4%
Riviera Black Hawk                     12,627      11,990       637       5.3%        24,416       22,960       1,456       6.3%
  Total Net Revenues                   49,854      54,828   (4,974)      -9.1%        96,352      107,028    (10,676)     -10.0%
Operating Income:
Riviera Las Vegas                       3,530       4,662   (1,132)     -24.3%         5,789        8,770     (2,981)     -34.0%
Riviera Black Hawk                      2,181       1,620       561      34.6%         3,609        2,956         653      22.1%
  Total Operating Income                5,711       6,282     (571)      -9.1%         9,398       11,726     (2,328)     -19.9%
EBITDA:
Riviera Las Vegas                       6,417       7,750   (1,333)     -17.2%        11,652       14,910     (3,258)     -21.9%
Riviera Black Hawk                      3,749       2,819       930      33.0%         6,695        5,362       1,333      24.9%
  Total EBITDA                         10,166      10,569     (403)      -3.8%        18,347       20,272     (1,925)      -9.5%

Margins:
Riviera Las Vegas                       17.2%       18.1%                              16.2%        17.7%
Riviera Black Hawk                      29.7%       23.5%                              27.4%        23.4%
Consolidated                            20.4%       19.3%                              19.0%        18.9%

 Net income (loss)                 $  (1,088)  $      (70)                        $  (3,922)   $    (728)
Weighted average basic and
diluted shares outstanding             3,452       3,668                              3,444         3,670
 Basic and diluted earnings
(loss) per share                  $   (0.32)  $   (0.02)                         $    (1.14) $     (0.20)

1 EBITDA consists of earnings before interest, income taxes, depreciation, amortization and Other, net. While EBITDA should not be construed as a substitute for operating income or a better indicator of Liquidity than cash flow from operating activities,which are determined in accordance with generally accepted accounting principles (`GAAP"), it is included in herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditures and working capital requirements. Although EBITDA is not necessarily a measure of the Company's ability to fund its cash needs, management believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. EBITDA margin is EBITDA as a percent of net revenues. The Company's definition of EBITDA may not be comparable to other companies' definitions.





             Balance Sheet Summary
                  ($ in 000s)
                                                    June 30,         Dec 31,
                                                      2002            2001
                                               -------------------------------
  Cash and short term investments                     $21,974        $46,606
  Total current assets*                               256,827         55,470
  Property and equipment, net                         195,060        200,531
  Total assets                                        475,614        267,818
  Total current liabilities*                          244,571         34,175
  Long-term debt, net of current portion              218,234        217,288
  Total shareholders' equity                            5,143          8,964


*Current assets include $226,632 U.S. Treasury Bills Held to Retire Bonds and current liabilities include $217,374 in Bonds and accrued interest to be retired by those assets.


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



RIVIERA HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    Three Months Ended       Six Months Ended
                                                           June 30,                 June 30,
                                                    ------------------------ --------------------------
                                                        2002       2001          2002         2001
                                                    ------------------------ --------------------------
Casino                                                $   28,863   $ 31,045     $   54,926  $   58,314
  Rooms                                                   10,667     11,736         21,386      24,471
  Food and beverage                                        8,519      8,493         16,378      16,410
  Entertainment                                            4,372      5,864          8,580      11,763
  Other                                                    2,200      2,500          4,251       4,928
                                                    ------------------------ --------------------------
       Total                                              54,621     59,638        105,521     115,886
                                                    ------------------------ --------------------------
   Less promotional allowances                             4,767      4,810          9,169       8,858
                                                    ------------------------ --------------------------
            Net revenues                                  49,854     54,828         96,352     107,028
                                                    ------------------------ --------------------------
COSTS AND EXPENSES:
  Direct costs and expenses of operating departments:
    Casino                                                14,814     16,790         29,186      32,111
    Rooms                                                  6,272      6,242         11,726      12,228
    Food and beverage                                      5,545      5,690         10,635      11,002
    Entertainment                                          2,887      4,126          5,674       8,386
    Other                                                    741        854          1,421       1,609
  General and administrative                               9,429     10,557         19,363      21,420
  Depreciation and amortization                            4,455      4,287          8,949       8,546
                                                    ------------------------ --------------------------
            Total costs and expenses                      44,143     48,546         86,954      95,302
                                                    ------------------------ --------------------------
INCOME FROM OPERATIONS                                     5,711      6,282          9,398      11,726
                                                    ------------------------ --------------------------
OTHER INCOME (EXPENSE):
  Interest expense                                       (6,568)    (6,747)       (13,169)    (13,531)
  Interest expense, bond retirements                       (364)                     (364)
  Interest income                                            137        368            229         753
  Other, net                                                 (4)       (27)           (16)        (31)
                                                    ------------------------ --------------------------
            Total other income (expense)                 (6,799)    (6,406)       (13,320)    (12,809)
                                                    ------------------------ --------------------------
INCOME (LOSS) BEFORE TAXES                               (1,088)      (124)        (3,922)     (1,083)
                                                    ------------------------ --------------------------
PROVISION FOR INCOME TAXES                                     0       (54)              0       (355)
                                                    ------------------------ --------------------------
NET INCOME (LOSS)                                    $   (1,088) $     (70)      $ (3,922)  $    (728)
                                                    ======================== ==========================
EARNINGS PER SHARE DATA:
Weighted average common shares outstanding                 3,452      3,668          3,444       3,670
                                                    ------------------------ --------------------------
Basic and diluted earnings per share                 $    (0.32)  $   (0.02)     $  (1.14)   $  (0.20)
                                                    ======================== ==========================



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